As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-25261

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Otter Tail Corporation
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, Box 496
Fergus Falls, Minnesota 56538-0496
(Address of principal executive offices)(Zip code)
OTTER TAIL POWER COMPANY
EMPLOYEE STOCK OWNERSHIP PLAN
(Full title of the plan)
George A. Koeck, Esq.
General Counsel and Corporate Secretary
215 South Cascade Street, Box 496
Fergus Falls, Minnesota 56538-0496
(Name and address of agent for service)
(866) 410-8780
(Telephone number, including area code, of agent for service)
Copy to:
Gary L. Tygesson, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-8753

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
          This Post-Effective Amendment No. 2 (this “Amendment”) relates to that certain Registration Statement on Form S-8 (Reg. No. 333-25261), as amended by Post-Effective Amendment No. 1 (collectively, the “Registration Statement”), which was filed with the Securities and Exchange Commission in order to effect the registration of 250,000 common shares, $5 par value per share, of Otter Tail Corporation (the Predecessor Company”) to be issued under the Otter Tail Power Company Employee Stock Ownership Plan and the subsequent assumption of the original registration statement pursuant to Rule 414 of the Securities Act of 1933, as amended, by a newly formed holding company, Otter Tail Corporation (the “Company”) in connection with the Predecessor Company’s holding company reorganization on July 1, 2009. This Amendment is being filed by the Company, in accordance with the undertaking made by the Company in the Registration Statement, to remove from registration all common shares of the Company registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on August 28, 2009.

OTTER TAIL CORPORATION
By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this registration statement has been signed on August 28, 2009 by the following persons in the capacities indicated.

Signature	Title

*	President and Chief Executive Officer and Director
John D. Erickson	(principal executive officer)

/s/ Kevin G. Moug	Chief Financial Officer
Kevin G. Moug	(principal financial and accounting officer)

*	Chairman of the Board and Director
John C. MacFarlane

*	Director
Karen M. Bohn

*	Director
Arvid R. Liebe

*	Director
Edward J. McIntyre

*	Director
Nathan I. Partain

*	Director
Joyce Nelson Schuette

*	Director
Gary J. Spies

*	Director
James B. Stake

* By:	/s/ Kevin G. Moug Kevin G. Moug	Attorney-in-fact for the persons indicated above with an *
Pro Se and Attorney-in-Fact